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                                                                    EXHIBIT 10.7



                               SUBLEASE AGREEMENT



        1. PARTIES. This Sublease, dated October 23, 1999, is made between Finisar Corporation, a California Corporation ("Sublessor"), and Redback Networks, Inc., a California Corporation ("Sublessee").

        2. MASTER LEASE. Sublessor is the lessee under a written lease ("Original Lease" dated May 26, 1999, wherein Aetna Life Insurance Company, A Connecticut Corporation ("Landlord", but hereinafter referred to as "Lessor") leased to Sublessor the real property located in the City of Sunnyvale, County of Santa Clara, State of California, described as approximately 51,813 sq. ft. of a single-story R&D building (the "Building") located at 1308 Moffett Park Drive ("Original Master Premises"). Lessor and Sublessor intend to enter into that certain First Amendment to Lease, to expand the Original Master Premises by leasing additional space consisting of approximately 23,198 rentable square feet, located at 1310 Moffett Park Drive, Sunnyvale, California ("Expansion Space"). The Original Master Premises and Expansion Space are hereinafter collectively referred to as the "Master Premises". The Original Lease and form of First Amendment to Lease are attached hereto as Exhibit A and Exhibit B, respectively, and are herein collectively referred to as the "Master Lease".

        3. PREMISES. Subject to Paragraph 18 herein, Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): approximately 15,000 sq. ft. located in the north-western portion of the Building with an address of 1310 Moffett Park Drive (see attached Exhibit One).

        4. WARRANTY BY SUBLESSOR. Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

        5. TERM. The Term of this Sublease shall commence on November 1, 1999 ("Commencement Date"), or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on October 31, 2000 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within ten
(10) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease.



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        Said notice shall set forth an effective date for such cancellation which shall be at least five (5) days after delivery of said notice to Sublessor. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

        6.     RENT.

               6.1 Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at 1308 Moffett Park Drive, Sunnyvale, attention: Finisar Corporation or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of Twenty-six Thousand Three Hundred Thirty and 00/100 Dollars ($ 26,330.00) per month, in advance on the first day of each month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Twenty-six Thousand Three Hundred Thirty and 00/100 Dollars ($ 26,330.00) as rent for November 1, 1999 through November 30, 1999. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis.

               6.2 Additional Rent: Section 4(b) of the Master Lease requires Sublessor to pay to Lessor all the expenses of owning and operating the Master Premises of which the Premises are a part as Additional Rent, including but not limited to taxes, utilities, insurance, common area expenses, parking charges, maintenance and repair costs, and life and safety costs. Sublessor and Sublessee agree that this Sublease is intended to pass through to Sublessee all financial obligations imposed on Sublessor for the Premises pursuant to the terms of the Master Lease, except for Sublessor's obligation to pay Base Rent. Sublessee shall pay to Sublessor as additional rent Twenty percent (20.0%) of the amounts payable by Sublessor for Additional Rent incurred during the Term. Such additional rent shall be payable as and when Additional Rent is payable by Sublessor to Lessor. If the Master Lease provides for the payment by Sublessor of Additional Rent on the basis of an estimate thereof, then as and when adjustments between estimated and actual cost are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner; and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and Sublessee under this Subsection 6.2 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee, furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated costs during the Term.

        7. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution of this Sublease the sum Twenty-six Thousand Five Hundred and 00/100 Dollars ($ 26,500.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason



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of Sublessee's default or breach, or for any loss or damage sustained by
Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder. If Sublessor files for protection as a debtor under any state or federal law, including bankruptcy laws, then Sublessee shall have the right to offset the amount of the Security Deposit against rent last due under this Sublease.

        8. CONDITION OF PREMISES. Sublessor shall, at Sublessor's sole cost and expense, replace a carpet strip in a conference room, hang doors in conference rooms and paint walls, but only if such work is necessary, and reasonably demise the Premises as soon as reasonably possible, but both parties acknowledge and agree that such demise may not be complete prior to the Commencement Date. Subject to the immediately preceding sentence, Sublessee shall accept the Premises in their "AS IS" condition on the Commencement Date, and Sublessor and Lessor shall have no obligation to pay for any improvements to the Premises. On expiration or sooner termination of the term of this Sublease, Sublessee shall fully remove all of its personal property and shall fully vacate the Premises. In addition, Sublessee shall otherwise comply with all responsibilities of the lessee under the Master Lease regarding surrender of the Premises, including the removal of any alterations made by Sublessee in accordance with the terms of the Master Lease. By accepting possession of the Premises, Sublessee acknowledges that the condition of the Premises is acceptable in all respects.

        9. USE OF PREMISES. The Premises shall be used and occupied only for General office, engineering, research and development and light manufacturing, and for no other use or purpose.

        10. ASSIGNMENT AND SUBLETTING. Sublessee shall not assign this Sublease or further sublet all or part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

        11. OTHER PROVISIONS OF SUBLEASE. Except as provided herein, all terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following:
Paragraphs 1, 2, 3, 4(a), 7, 8, 10, 33, 38, 49, 50; Exhibits B, B-2, C, and G;
and the definitions "Tenant", "Tenant's Contact Person", "Tenant's Address", "Premises Square Footage", "Premises Address", "Length of Term", "Estimated Commencement Date", "Estimated Expiration Date", "Monthly Base Rent", "Prepaid Base Rent", "Prepaid Additional Rent", "Security Deposit", "Reserved Parking Spaces", "Unreserved



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Parking Spaces", "Brokers", "Tenant Improvements Allowance/Additional Premises
Alterations Allowance", "Tenant Improvements Loan/Additional Premises Alterations Loan", "Architect", and "Contractor" provided in Exhibit B (Basic Lease Information) of the First Amendment to Lease.

               Notwithstanding the foregoing incorporation of the Master Lease, Sublessor shall not be responsible for the performance or the furnishing of any maintenance, repair, replacement or other obligations or services to be performed or furnished by Lessor under the Master Lease. Sublessor shall not be liable to Sublessee for any failure by Lessor to perform its obligations or to furnish any services or utilities to be furnished by Lessor under the Master Lease, nor shall such failure by Lessor excuse performance by Sublessee of its obligations under this Sublease.

               Except as otherwise provided in this Sublease, Sublessee assumes and agrees to perform for the Benefit of Lessor and Sublessor the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with
Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. In the event Lessor does not perform any of its obligations under the Master Lease which pertain to the Premises, Sublessor agrees at Sublessee's request to enforce the terms of the Master Lease against Lessor, provided that Sublessor pays for all costs incurred by Sublessor in connection therewith, including actual attorneys' fees and court costs.

               If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

        12. SUBLESSEE'S OBLIGATIONS. Except as provided herein to the contrary and except as modified by this Sublease, Sublessee covenants and agrees that all obligations of Sublessor under the Master Lease shall be done or performed by Sublessee with respect to the Premises.

        13. SUBLESSOR'S OBLIGATIONS. Sublessor agrees that Sublessee shall be entitled to receive all services, utilities and repairs to be provided by Lessor to Sublessor under the Master Lease with respect to the Premises. Sublessee shall look solely to Lessor for all such services and utilities and shall not, under any circumstances, seek or require Sublessor to perform any of such services or provide any utilities, nor shall Sublessee make any claim upon Sublessor for any damages which may arise by reason of Lessor's default under the Master Lease unless such default is caused by Sublessor. Any condition resulting from a default by Lessor under the



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Master Lease (other than a default caused by Sublessor) shall not constitute as between Sublessor and Sublessee an eviction, actual or constructive, of Sublessee and no such default shall excuse Sublessee from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Sublessee to receive any reduction in or abatement of the Rent provided for in this Sublease, except to the extent Sublessor receives an abatement in its Rent under the Master Lease with respect to the Premises.

        14. DEFAULT BY SUBLESSEE. In the event Sublessee shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Sublessor, upon giving any required notice and subject to the right, if any, of Sublessee to cure any such default within any applicable cure period, shall have available to it against Sublessee all of the remedies available to Lessor under the Master Lease in the event of a similar default on the part of Sublessor thereunder or at law.

        15. ATTORNEYS' FEES. If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

        16. AGENCY DISCLOSURE. Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except BT COMMERCIAL REAL ESTATE, who represents Sublessor ("Sublessor's Broker") and Wayne Mascia Associates, who represents Sublessee ("Sublessee's Broker"). Each party agrees to indemnify and defend the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by the other party as a result of any breach by such party or any of its representation, warranties or covenants in this Paragraph or Paragraph 13 of this Agreement.

        17. COMMISSION. Upon execution of this Sublease, and consent thereto by Lessor (if such consent is required under the terms of the Master Lease), Sublessor shall pay Sublessor's Broker a real estate brokerage commission in accordance with a contract with Sublessor's Broker for the subleasing of the Premises, if any, and otherwise in the amount equal to six percent (6%) of the total base rent described in Paragraph 6.1 above, for services rendered in effecting this Sublease.

        18. NOTICES. Anything contained in any provision of this Sublease to the contrary notwithstanding, Sublessee agrees, with respect to the Premises, to comply with and remedy any default in this Sublease or the Master Lease which is Sublessee's obligation to cure, within the period allowed to Sublessor under the Master Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublessor to Sublessee is given after the corresponding notice of default from Lessor to Sublessor. Sublessor agrees to forward to Sublessee, promptly upon receipt thereof by Sublessor, a copy of each notice, including notices of default, received by Sublessor in its capacity as Tenant under the Master Lease. Sublessee agrees to forward to Sublessor, promptly upon receipt thereof, copies of any notices received by Sublessee from Lessor or from any governmental authorities.

               All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the



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Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

To Sublessor: FINISAR CORPORATION, 1308 MOFFETT PARK DRIVE, SUNNYVALE, CA 94089

To Sublessee: REDBACK NETWORKS, INC. 1389 MOFFETT PARK DRIVE, SUNNYVALE, CA
94089

        19. CONSENTS. Wherever the consent of Lessor is required under the Master Lease, Sublessee shall obtain both the consent of Sublessor and Lessor. This Sublease shall not be effective unless and until the date on which both of the following occurs: (a) this Sublease is executed by Sublessor and Sublessee and consented to in writing by Lessor; and (b) the First Amendment to Lease is executed by Lessor and Sublessor, such consent to be given, and execution provide by, Lessor within ten (10) days from the execution date of this Sublease. In the event Lessor does not consent to this Sublease or execute the First Amendment to Lease within ten (10) days from the execution date of this Sublease, then this Sublease shall be automatically terminated without delivery of written notice by either party. Upon any such termination, Sublessor shall promptly refund to Sublessee, without interest, any advance monthly rent and any security deposit theretofore paid by Sublessee to Sublessor (but Sublessor shall not be obligated to reimburse the out-of-pocket costs incurred by Sublessee in connection with entering into this Sublease), whereupon neither party shall have any further rights against or obligations to the other party.

        20. COMPLIANCE. The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

        21. PARKING. Sublessor shall provide Sublessee with sixty (60) unreserved, non-exclusive parking spaces in accordance with the terms and conditions of the Master Lease.

        22. ANTENNA. Sublessee shall have the right to install and maintain an antenna on the roof of the Building provided Sublessee complies with all of the terms and conditions of Paragraph 51 of the Master Lease (Satellite Dish) with respect to any antenna for the benefit of Lessor and Sublessor.



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Sublessor: FINISAR CORPORATION               Sublessee: REDBACK NETWORKS, INC.


By:  /s/ S. K. Workman                       By: /s/ Craig M. Gentner
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                          LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), lessor under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

Lessor:  AETNA LIFE INSURANCE COMPANY


By: /s/ Cynthia Stevenin
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Date:
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